Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Denny’s Corporation:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-5301, 333-58169, 333-58167, 333-95981 (such Registration Statement also constitutes a post effective amendment to Registration Statement No. 333-53031), 333-103220, 333-120093 and 333-151850) on Form S-8, and the Registration Statement (No. 333-117902) on Form S-3 of Denny’s Corporation of our reports dated March 12, 2009 with respect to the consolidated balance sheets of Denny’s Corporation as of December 31, 2008 and December 26, 2007, and the related consolidated statements of operations, shareholders’ deficit and comprehensive income (loss), and cash flows for each of the fiscal years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the Annual Report on Form 10-K of Denny’s Corporation for the year ended December 31, 2008.

Greenville, South Carolina
March 12, 2009